UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2016

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 893-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 9, 2016, following a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) regarding Lilis Energy, Inc.’s (the “Company”) request for continued listing on Nasdaq, the Company was notified that the Panel had determined to grant the Company’s request to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market tier, which took effect with the open of trading today, Thursday, February 11, 2016. The Company's common stock will continue to trade under the symbol "LLEX" following the transfer of its listing to The Nasdaq Capital Market tier.

The Company’s continued listing on The Nasdaq Capital Market is subject to certain conditions, including the Company evidencing compliance with the applicable $2.5 million stockholders’ equity requirement and its continued compliance with all other applicable requirements for continued listing on that market by no later than May 23, 2016. The Company is diligently working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that it will be able to do so.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2016	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Executive Vice President and Chief Financial Officer

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